UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2019

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On February 28, 2019, Tesla, Inc. (“Tesla”) published on its website the following blog post:

* * *

$35,000 Tesla Model 3 Available Now

We are incredibly excited to announce that the standard Model 3, with 220 miles of range, a top speed of 130mph and 0-60mph acceleration of 5.6 seconds is now available at $35,000! Although lower in cost, it is built to achieve the same perfect 5-star safety rating as the longer-ranged version, which has the lowest probability of injury of any car ever tested by the U.S. Government.

In addition, we are introducing the Model 3 Standard Range Plus, which offers 240 miles of range, a top speed of 140mph, 0-60mph acceleration of just 5.3 seconds and most premium interior features at $37,000 before incentives. For 6% more money, you get 9% more range, more power, and an upgraded interior.

To achieve these prices while remaining financially sustainable, Tesla is shifting sales worldwide to online only. You can now buy a Tesla in North America via your phone in about 1 minute, and that capability will soon be extended worldwide. We are also making it much easier to try out and return a Tesla, so that a test drive prior to purchase isn’t needed. You can now return a car within 7 days or 1,000 miles for a full refund. Quite literally, you could buy a Tesla, drive several hundred miles for a weekend road trip with friends and then return it for free. With the highest consumer satisfaction score of any car on the road, we are confident you will want to keep your Model 3.

Shifting all sales online, combined with other ongoing cost efficiencies, will enable us to lower all vehicle prices by about 6% on average, allowing us to achieve the $35,000 Model 3 price point earlier than we expected. Over the next few months, we will be winding down many of our stores, with a small number of stores in high-traffic locations remaining as galleries, showcases and Tesla information centers. The important thing for customers in the United States to understand is that, with online sales, anyone in any state can quickly and easily buy a Tesla.

At the same time, we will be increasing our investment in the Tesla service system, with the goal of same-day, if not same-hour service, and with most service done by us coming to you, rather than you coming to us. Moreover, we guarantee service availability anywhere in any countries in which we operate.

We’re also excited to announce that we’re implementing a number of firmware upgrades for both new and existing customers. These upgrades will increase the range of the Long Range Rear-Wheel Drive Model 3 to 325 miles, increase the top speed of Model 3 Performance to 162mph, and add an average of approximately 5% peak power to all Model 3 vehicles.

Tesla is committed to making not just the best electric cars, but the best cars, period. And our products are the reason we continue to rank #1 in Consumer Reports owner satisfaction survey and have every single year since Tesla was first eligible to be included in 2013. Both Model 3 Standard and Standard Plus are available starting today at Tesla.com.

* * *

Also on February 28, 2019, Tesla announced that with the impact of the announced changes, it does not expect to be profitable in the first quarter of 2019, but it expects that profitability in the second quarter is likely.

Forward-Looking Statements

Certain statements herein, including statements regarding future profitability, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. Tesla disclaims any obligation to update this information.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Jonathan A. Chang
Jonathan A. Chang General Counsel

Date: February 28, 2019